Exhibit 23.6

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Amendment No. 1 to the Registration Statement on Form F-1 (333-232594) and the related prospectus that is a part thereof.

Rystad Energy

/s/ Lars Eirik Nicolaisen
Name:	Lars Eirik Nicolaisen
Title	Partner & Deputy-CEO

23 July 2019